As filed with the Securities and Exchange Commission on January 3, 2012

Registration No. 333-169603

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GP STRATEGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	8200	52-0845774
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

(410) 379-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth L. Crawford

Senior Vice President & General Counsel

GP Strategies Corporation

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

(410) 379-3600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Kelly Tubman Hardy, Esq.

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

(410) 580-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	N/A	N/A	N/A	N/A

(1)          The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY STATEMENT

Elimination of Holding Company Structure; Assumption of Registration Statement

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-169603) (the “Registration Statement”) by GP Strategies Corporation, a Delaware corporation (the “Predecessor Company”), the predecessor of General Physics Corporation, a Delaware corporation (the “Company”).  The Company succeeded to the interests of the Predecessor Company following a recapitalization effected pursuant to an Agreement and Plan of Merger, dated as of October 31, 2011 (the “Merger Agreement”), between the Predecessor Company and the Company.  The Merger Agreement provided for, among other things, the merger of the Predecessor Company with and into the Company, a wholly owned subsidiary of the Predecessor Company (the “Merger”).  The Merger Agreement was approved by the shareholders of the Predecessor Company at the annual meeting of shareholders held on December 14, 2011, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a result of the Merger and upon the effective date of the Merger, each outstanding share of common stock, $0.01 par value, of the Predecessor Company was automatically converted into one share of common stock, $0.01 par value, of the Company.  Following the Merger, the Company’s financial position and capitalization will be identical in all material respects to that of the Predecessor Company and the operations of the surviving company will be the same as the operations of the Company before the Merger. In connection with the Merger, the Company changed its name to “GP Strategies Corporation.”

In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Company, as successor issuer to the Predecessor Company, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.  The applicable registration fees were paid at the time of the original filing of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Not applicable

Item 15. Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that the directors of the Registrant will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•                  for any transaction from which the director derives an improper personal benefit.

The Registrant’s bylaws provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. The indemnification provided under the Registrant’s certificate of incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had. The Registrant may pay these expenses in advance of the final disposition of a proceeding only if the director or officer agrees to repay these amounts if it is ultimately determined that the director or officer is not entitled to be indemnified. If the Registrant does not pay a claim for indemnification within 60 days, the claimant may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

The indemnification provided by the Registrant’s bylaws is not deemed to be exclusive of any other right to which a person seeking indemnification may be entitled under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  In addition, the Registrant has entered into agreements with its directors and executive officers to provide for indemnification and payment of expenses to the extent permitted by applicable law and the Registrant’s bylaws.

The Registrant maintains standard policies of insurance under which coverage is provided to its directors, officers, employees and agents to insure them against liability for actions or omissions occurring in their capacity as a director, officer, employee or agent, subject to certain exclusions and limitations.

II-1

Item 16. Exhibits

Exhibit Number	Description

3.1

Composite of the Restated Certificate of Incorporation of GP Strategies Corporation including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on January 3, 2012.

3.2

GP Strategies Corporation Amended and Restated By-Laws, including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on January 3, 2012.

4.1	GP Strategies Corporation common stock certificate specimen. Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 27, 2010.
*5.1	Opinion of James L. Galante, Esq.
*23.1	Consent of independent registered public accounting firm, KPMG LLP.
*23.2	Consent of James L. Galante, Esq. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

* Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elkridge, Maryland, on January 3, 2012.

GP STRATEGIES CORPORATION

By:	/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Scott N. Greenberg	Chief Executive Officer (Principal Executive Officer and Director)	January 3, 2012
Scott N. Greenberg

*	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2012
Sharon Esposito-Mayer

*
Harvey P. Eisen	Chairman of the Board of Directors	January 3, 2012

*
Daniel M. Friedberg	Director	January 3, 2012

*
Marshall S. Geller	Director	January 3, 2012

*
Sue W. Kelly	Director	January 3, 2012

*
Richard C. Pfenniger, Jr.	Director	January 3, 2012

*
A. Marvin Strait	Director	January 3, 2012

*
Gene A. Washington	Director	January 3, 2012

* By:	/s/ Scott N. Greenberg
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1

Composite of the Restated Certificate of Incorporation of GP Strategies Corporation including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on January 3, 2012.

3.2

GP Strategies Corporation Amended and Restated By-Laws, including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on January 3, 2012.

4.1	GP Strategies Corporation common stock certificate specimen. Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 27, 2010.
*5.1	Opinion of James L. Galante, Esq.
*23.1	Consent of independent registered public accounting firm, KPMG LLP.
*23.2	Consent of James L. Galante, Esq. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

* Filed herewith